Exhibit 99.1

Contact Information:

Investors:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES FIRST QUARTER 2010 RESULTS

NEW YORK, N.Y., May 6, 2010 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the first quarter of fiscal 2010, which ended April 3, 2010, and reaffirmed its fiscal 2010 earnings guidance.

First quarter 2010 highlights:

•	Revenue of $388.0 million and EPS of $0.58

•	As expected, US and UK meeting paid weeks declined 8.0% and 3.0%, respectively

•	Successfully launched a new program innovation — ProPoints® — in Continental Europe; CE meeting paid weeks increased 9.9%

•	Online paid weeks increased 11.3%

•	Successfully negotiated an extension of debt maturities, subsequently closed on April 8, 2010

“The first quarter of fiscal 2010 proved to be one of the more challenging quarters that Weight Watchers has faced. The combination of residual slowness in the economy, unprecedented bad weather in our largest markets, and cycling against the new program launch last year in the US and UK created uniquely difficult operating conditions,” commented David Kirchhoff, President and Chief Executive Officer of the Company. “However, trends in the second quarter of fiscal 2010 have been much more favorable following the launch of our Spring marketing campaigns.”

“Regarding our EPS outlook for the duration of the year,” added Kirchhoff, “we are anticipating that improved volume trends versus our earlier expectations will likely be offset by a stronger than expected US dollar as well as the impact of higher interest expense resulting from more debt maturity extensions than originally factored into our guidance. With this in mind, we are maintaining our full year EPS guidance range of $2.25 to $2.50.”

Q1 Fiscal 2010 Summary

	Net Income (in millions)			Fully Diluted EPS
	Three Months Ended		% Change	Three Months Ended		% Change
	April 3, 2010	April 4, 2009		April 3, 2010	April 4, 2009
Net Income / EPS	$44.6	$47.3	-5.8%	$0.58	$0.61	-4.9%
Adjustments
U.K. Self-Employment Tax Ruling	—	-0.7		—	-0.01
Restructuring Charges	—	1.9		—	0.02

Adjusted Net Income / EPS	$44.6	$48.4	-8.0%	$0.58	$0.63	-7.9%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release and the reconciliations included elsewhere in this release for further detail on adjustments to GAAP financial measures.

First quarter fiscal 2010 net income was $44.6 million versus $47.3 million in the prior year period. Earnings per fully diluted share (EPS) for Q1 2010 were $0.58, a 4.9% decrease compared to the first quarter of fiscal 2009. First quarter 2010 EPS included a $0.02 increase in interest expense compared to the prior year period.

As previously reported, in February 2010, the Company received an adverse tax court ruling with regard to leader self-employment status in the UK which resulted in a charge to the fourth quarter of fiscal 2009 for fiscal 2009 and prior years. This adverse ruling also has an ongoing impact on earnings which for Q1 2010 was a $1.1 million pre-tax expense. Adjusting Q1 2009 EPS for the expense attributable to that quarter reduces EPS by $0.01. Further, in Q1 2009, the Company incurred restructuring charges of $3.1 million (pre-tax), or $0.02 per fully diluted share, associated with its previously reported cost savings initiatives. After adjusting Q1 2009 EPS for these amounts, EPS would have been $0.63.

Q1 2010 Global Results

	Three Months Ended				% Change Adjusted for
(in millions except percentages)	April 3, 2010	April 4, 2009		% Change	Constant Currency
Revenues	$388.0		$390.6	-0.7%	-4.5%
Operating Income	$91.4		$93.8	-2.6%	-5.0%
Adjustments
U.K. Self-Employment Tax Ruling	—	-$	1.1
Restructuring Charges	—		$3.1

Adjusted Operating Income	$91.4		$95.9	-4.6%	-7.0%
Total Paid Weeks	34.7		34.5	0.6%	0.6%
Meeting Paid Weeks	22.7		23.7	-4.2%	-4.2%
Online Paid Weeks	12.0		10.8	11.3%	11.3%
Attendance	14.7		16.7	-12.0%	-12.0%

First quarter 2010 revenues declined 4.5% on a constant currency basis. Performance weakness in the North American (NACO) and UK meeting businesses offset strong performance in the WeightWatchers.com business and in the Continental Europe (CE) meeting business, where attendance was above the prior year period as a result of the new ProPoints program innovation which launched in late 2009.

Operating income for Q1 2010 was $91.4 million, down 5.0% on a constant currency basis. After adjusting Q1 2009 operating income to eliminate $3.1 million of restructuring charges and adding $1.1 million of charges associated with the UK self-employment tax court ruling, Q1 2010 operating income would have declined 7.0% in constant currency. On this same basis, Q1 2010 operating income margin of 23.6%, which decreased 40 basis points from 24.0% in the prior year period, would have decreased 90 basis points.

Q1 2010 NACO Performance

	Three Months Ended		% Change
(in millions except percentages)	April 3, 2010	April 4, 2009
Meeting Revenues	$182.5	$197.5	-7.6%
Meeting Paid Weeks	13.9	15.1	-8.0%
Attendance	8.4	10.0	-16.0%

First quarter 2010 NACO meeting revenues decreased 7.6%, driven by an 8.0% decline in paid weeks and a resultant 8.7% decline in meeting fees. In-meeting product sales performance versus the prior year period was relatively strong, down 3.6% despite a 16% decline in attendance in the quarter. Severe weather and cycling against the introduction of a new program innovation in Q1 2009 resulted in weaker paid weeks and attendance performance versus the prior year period.

Q1 2010 International Performance

	Three Months Ended			% Change Adjusted for
(in millions except percentages)	April 3, 2010	April 4, 2009	% Change	Constant Currency
International Meeting Revenues	$115.7	$108.3	6.8%	-2.5%
UK Meeting Revenues	$37.2	$38.8	-4.3%	-11.6%
CE Meeting Revenues	$65.8	$59.7	10.2%	3.5%
International Meeting Paid Weeks	8.8	8.6	2.4%	2.4%
UK Meeting Paid Weeks	4.1	4.3	-3.0%	-3.0%
CE Meeting Paid Weeks	3.9	3.5	9.9%	9.9%
International Attendance	6.3	6.7	-5.9%	-5.9%
UK Attendance	2.9	3.4	-12.8%	-12.8%
CE Attendance	2.8	2.7	3.4%	3.4%

First quarter 2010 International meeting revenues declined by 2.5% on a constant currency basis with UK performance shortfalls offsetting stronger performance in CE.

•

UK: The combination of severe weather in 2010 and cycling against a new program innovation in the prior year quarter drove Q1 2010 paid weeks down 3.0% and attendances down 12.8% as compared to Q1 2009. First quarter 2010 revenues declined 11.6% on a constant currency basis, primarily driven by lower price realization per paid week resulting from higher Monthly Pass penetration and a return to higher VAT rates after a temporary UK government abatement.

•

CE: First quarter 2010 paid weeks and attendances increased 9.9% and 3.4%, respectively. First quarter 2010 revenues increased 3.5% on a constant currency basis on the strength of the new program innovation introduced at the end of fiscal 2009 and promotional activity, and in spite of the negative impact from bad weather in Q1 2010.

Q1 2010 WeightWatchers.com Performance

	Three Months Ended			% Change Adjusted for
(in millions except percentages and as noted)	April 3, 2010	April 4, 2009	% Change	Constant Currency
Internet Revenues	$55.3	$48.4	14.2%	10.9%
Online Paid Weeks	12.0	10.8	11.3%	11.3%
End of Period Active Online Subscribers (in thousands)	972.0	871.0	11.5%	11.5%

The WeightWatchers.com business delivered double-digit top-line growth on the strength of both US and International performance, with internet revenues up 14.2% versus the prior year period. Paid weeks and end of period active Online subscribers grew globally as well, up 11.3% and 11.5%, respectively, versus the prior year period.

Recent Developments

As previously disclosed, during Q1 2010, the Company successfully negotiated modifications of its debt with certain of its lenders, which resulted in the extension of maturities by approximately three years on average. These modifications, which closed on April 8, 2010, affected approximately 55% of the Company’s term loans and 66% of its revolving loan. As a result, almost $700 million of the Company’s outstanding term loans now have maturities in 2015 or 2016.

Full Year Fiscal 2010 Earnings Guidance

The Company reaffirms its full year fiscal 2010 earnings guidance range of $2.25 to $2.50 per fully diluted share.

First Quarter 2010 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer of the Company, and Ann Sardini, Chief Financial Officer of the Company, will discuss first quarter 2010 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated statement of operations presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Net income, operating income, operating income margin and earnings per fully diluted share are discussed in this release both as reported (on a GAAP basis) and, with respect to the first quarter of fiscal 2009, as adjusted (on a non-GAAP basis) to include the impact of the previously reported adverse UK tax court ruling relating to the self-employment status of the Company’s UK leaders and to exclude the impact of the restructuring charges associated with the Company’s previously reported cost savings initiatives. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and its investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds almost 50,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products, or the failure of its services and products to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees and licensees; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage people from gathering with others; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; risks associated with unauthorized penetration of the Company’s information security; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; the possibility that the interests of the Company’s majority owner will conflict with the other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	April 3, 2010	January 2, 2010
ASSETS
Current assets	$208.0	$199.9
Property and equipment, net	33.1	36.0
Goodwill, franchise rights and other intangible assets, net	842.9	841.6
Deferred financing costs, other	9.0	10.0

TOTAL ASSETS	$1,093.0	$1,087.5

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$616.6	$536.0
Long-term debt	1,120.5	1,238.0
Deferred income taxes	43.4	34.6
Liability for uncertain tax positions	7.4	7.0
Other	5.1	5.2

TOTAL LIABILITIES	1,793.0	1,820.8

Shareholders’ deficit	(702.8)	(736.5)
Noncontrolling interest	2.8	3.2

TOTAL DEFICIT	(700.0)	(733.3)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,093.0	$1,087.5

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	April 3, 2010	April 4, 2009
	Reported Results	Reported Results	Impact of Restructuring	Impact of U.K. Self- Employment Ruling	Adjusted Results
Revenues, net	$388.0	$390.6	$—	$—	$390.6
Cost of revenues	176.3	178.4	—	1.1	179.5

Gross profit	211.7	212.2	—	(1.1)	211.1
Marketing expenses	74.5	74.6	—	—	74.6
Selling, general and administrative expenses	45.8	43.8	(3.1)	—	40.7

Operating income	91.4	93.8	3.1	(1.1)	95.9
Interest expense	18.7	16.7	—	—	16.7
Other expense, net	0.6	0.5	—	—	0.5

Income before income taxes	72.1	76.6	3.1	(1.1)	78.6
Provision for income taxes	28.0	29.8	1.2	(0.3)	30.7

Net income	44.1	46.8	1.9	(0.7)	47.9
Net income attributable to the noncontrolling interest	0.5	0.5	—	—	0.5

Net income attributable to WWI	$44.6	$47.3	$1.9	$(0.7)	$48.4

Earnings Per Share attributable to WWI:
Basic	$0.58	$0.61	$0.02	$(0.01)	$0.63

Diluted	$0.58	$0.61	$0.02	$(0.01)	$0.63

Weighted average common shares outstanding:
Basic	77.1	77.0	77.0	77.0	77.0

Diluted	77.2	77.1	77.1	77.1	77.1

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN MILLIONS)

UNAUDITED

	Three Months Ended
	April 3, 2010	April 4, 2009
Total Revenues (in $ millions)
Meeting Fees	218.2	225.9
In-Meeting Product Sales	80.0	79.9
Internet Revenues	55.3	48.4
All Other	34.5	36.4

Total Revenues	388.0	390.6
North America (in $ millions)
Meeting Fees	142.4	155.9
In-Meeting Product Sales	40.1	41.6

Total	182.5	197.5
International (in $ millions)
Meeting Fees	75.8	70.0
In-Meeting Product Sales	39.9	38.2

Total	115.7	108.3
Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	13.9	15.1
UK Meeting Paid Weeks	4.1	4.3
CE Meeting Paid Weeks	3.9	3.5
Other Meeting Paid Weeks	0.8	0.8

Sub-total Meeting Paid Weeks	22.7	23.7
Online Paid Weeks	12.0	10.8

Total Paid Weeks	34.7	34.5
Attendance (in millions)
North America	8.4	10.0
UK	2.9	3.4
CE	2.8	2.7
Other	0.6	0.6

Total Attendance	14.7	16.7
WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	972.0	871.0

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

							Q1 2010 Variance
	Q1 2010			Q1 2009			2010 GAAP		2010 Constant Currency
	GAAP	Currency Adjustment	Constant Currency	GAAP	Adjustments*	Adjusted	vs 2009 GAAP	vs 2009 Adjusted	vs 2009 GAAP	vs 2009 Adjusted
Selected Financial Data
Revenues	$388.0	$(15.2)	$372.8	$390.6	—	$390.6	-0.7%	-0.7%	-4.5%	-4.5%
Meeting Revenues
International	$115.7	$(10.1)	$105.6	$108.3	—	$108.3	6.8%	6.8%	-2.5%	-2.5%
UK	$37.2	$(2.8)	$34.4	$38.8	—	$38.8	-4.3%	-4.3%	-11.6%	-11.6%
CE	$65.8	$(4.0)	$61.8	$59.7	—	$59.7	10.2%	10.2%	3.5%	3.5%
Internet Revenues	$55.3	$(1.6)	$53.7	$48.4	—	$48.4	14.2%	14.2%	10.9%	10.9%
Operating Income	$91.4	$(2.3)	$89.1	$93.8	$2.0	$95.9	-2.6%	-4.6%	-5.0%	-7.0%
Operating Income Margin	23.6%		23.9%	24.0%		24.5%

Note: Totals may not sum due to rounding.

*	Includes impact of U.K. self-employment ruling of $1.1 million and excludes the impact of restructuring of $3.1 million